Exhibit 4.1

                            SONIC AUTOMOTIVE, INC.
                            1997 STOCK OPTION PLAN

                    Amended and Restated as of June 5, 2000

      1. Purposes of Plan. The purposes of the Plan, which shall be known as the Sonic Automotive, Inc. 1997 Stock Option Plan and is hereinafter referred to as the "Plan", are (i) to provide incentives for key employees, directors, consultants and other individuals providing services to Sonic Automotive, Inc. (the "Company") and its subsidiaries and other related entities (each of which is referred to herein as a "Subsidiary") by encouraging their ownership of the Class A Common Stock, $.01 par value per share, of the Company (the "Stock") and
(ii) to aid the Company in retaining such key employees, directors, consultants and other individuals upon whose efforts the Company's success and future growth depends, and attracting other such employees, directors, consultants and other individuals.

      2. Administration. The Plan shall be administered by a committee of the Board of Directors of the Company or subcommittee thereof (the "Committee"). The Committee shall be appointed from time to time by the Board of Directors of the Company (the "Board of Directors") and shall consist of not fewer than two of its members. In the event that no such Committee exists or is appointed, then the powers to be exercised by the Committee hereunder shall be exercised by the Board of Directors.

      For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, to make such determinations and interpretations, and to take such other administrative actions, as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including those granted options hereunder ("Optionees") and their legal representatives and beneficiaries.

      Notwithstanding any other provisions of the Plan, the Committee may impose such conditions on any options as may be required to satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act") or
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

      The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

      3. Stock Available for Options. There shall be available for options under the Plan a total of 6,000,000 shares of Stock, subject to any adjustments which may be made pursuant to Section 5(f) hereof. Shares of Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have
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terminated or expired prior to exercise, or which have been tendered as payment upon exercise of other options pursuant to Section 5(c), shall be available for further option grants hereunder.

      4. Eligibility. Options under the Plan may be granted to key employees of the Company or any Subsidiary, including officers or directors of the Company or any Subsidiary, and to consultants and other individuals providing services to the Company or any Subsidiary. On and after June 5, 2000, options may no longer be granted under this Plan to "non-employee directors" within the meaning of Rule 16b-3 of the Act. Options may be granted to eligible persons whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company; provided, however, that the maximum number of shares of Stock with respect to which options may be granted under the Plan to any person during any calendar year shall be 500,000 shares of Stock (subject to adjustment in the same manner as provided in Section 5(f) with respect to shares of Stock subject to options then outstanding). In selecting recipients for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the individual's present and potential contributions to the success of the Company and its Subsidiaries. Service as a director, officer or consultant of or to the Company or any Subsidiary shall be considered employment for purposes of the Plan (and the period of such service shall be considered the period of employment for purposes of Section 5(d) of the
Plan); provided, however, that incentive stock options may be granted under the Plan only to an individual who is an "employee" (as such term is used in Section 422 of the Code) of the Company or a Subsidiary which constitutes a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

      5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

            (a) Option Price. The price at which each share of Stock may be purchased upon exercise of an option granted under the Plan shall be determined by the Committee in its discretion, but shall not be less than the fair market value per share of Stock on the date of grant of the option. In the case of any option intended to be an incentive stock option granted to an individual owning (directly or by attribution as provided in Section 424(d) of the Code), on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (which individual shall hereinafter be referred to as a "10% Stockholder"), the price at which each share of Stock may be purchased upon exercise of the option shall not be less than 110% of the fair market value per share of Stock on the date of grant of the option. The date of the grant of an option shall be the date specified by the Committee in its grant of the option. Except as otherwise provided in
      Section 5(f) of this Plan, the option price of an outstanding option under this Plan may not be repriced. Notwithstanding the foregoing, an option may be granted with an exercise price lower than that set forth above if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.


             For purposes of this Section 5(a), "fair market value" shall mean the last sale price regular way on the last trading day prior to the date of option grant, or, in case no sales take place on such date, the average of the closing high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the

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      Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation system ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Stock in the over-the-counter market reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the fair market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

            (b) Option Period. The period for exercise of an option shall be determined by the Committee in its discretion but in no event shall the exercise period be more than ten years from the date of grant, or in the case of an option intended to be an incentive stock option granted to a 10% Stockholder, more than five years from the date of grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period, subject to Section 5(d) below.

            (c) Exercise of Options. In order to exercise an option, the Optionee shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with full payment of the purchase price therefor; provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize. The purchase price may be paid in (i) cash (or a certified or bank cashier's check payable to the order of the Company); (ii) shares of Stock owned by the Optionee,
      (iii) nonstatutory options granted under the Plan and held by the Optionee (provided, however, that the purchase price of Stock acquired under an incentive stock option may not be paid in options); or (iv) any combination of the foregoing methods. Shares of Stock tendered in payment on the exercise of an option shall be valued at their fair market value determined as described in Section 5(a) above, provided that the date of determination shall be the date of exercise. The fair market value of options tendered in payment upon exercise of other options shall be the fair market value of the underlying Stock, determined as aforesaid, less the total exercise price of the options. In addition, at the request of the Optionee, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a "cashless exercise" of an option (i.e., the assignment to the Company of the proceeds from a sale of Stock acquired upon exercise of the option or from the proceeds of a loan from a brokerage firm). If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him.

            (d)   Effect of Termination of Employment.

                  (i) An option may not be exercised after the Optionee has
            ceased to be in the employ of the Company or any Subsidiary for any reason other than the Optionee's death, Disability or Involuntary Termination Without Cause. A cessation of employment, for purposes of incentive stock options only, shall be deemed to occur on the ninety-first day of a leave of absence unless the Optionee's reemployment rights are guaranteed by law or by contract. "Cause" shall mean any act, action or series of acts or actions or any omission,

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            omissions, or series of omissions which result in, or which have the effect of resulting in, (i) the commission of a crime by the Optionee involving moral turpitude, which crime has a material adverse impact on the Company or any Subsidiary or which is intended to result in the personal enrichment of the Optionee at the expense of the Company or one of its Subsidiaries, (ii) a material violation of the Optionee's responsibilities, or the Optionee's gross negligence or willful misconduct, or (iii) the continuous, willful failure of the person in question to follow the reasonable directives of the Board of Directors. "Disability" shall mean the inability or failure of a person to perform those duties for the Company or any Subsidiary traditionally assigned to and performed by such person because of the person's then-existing physical or mental condition, impairment or incapacity. The fact of disability shall be determined by the Committee, which may consider such evidence as it considers desirable under the circumstances, the determination of which shall be final and binding upon all parties. "Involuntary Termination Without Cause" shall mean either (i) the dismissal of, or the request for the resignation of, a person, by court order, order of any court- appointed liquidator or trustee of the Company, or the order or request of any creditors' committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no specific reference to Cause; or (ii) the dismissal of, or the request for the resignation of, a person, by a duly constituted corporate officer of the Company or any Subsidiary, or by the Board, for any reason other than for Cause.

                  (ii) During the three months after the date of the Optionee's
            Involuntary Termination Without Cause, the Optionee shall have the right to exercise the options granted under the Plan, but only to the extent the options were exercisable on the date of the cessation of the Optionee's employment.

                  (iii) During the twelve months after the Optionee's employment with the Company or any Subsidiary ceases as a result of the Optionee's Disability, the Optionee shall have the right to exercise the options granted under the Plan, but only to the extent the options were exercisable on the date of the cessation of the Optionee's employment.

                  (iv) In the event of the death of the Optionee while employed or, in the event of the death of the Optionee after cessation of employment described in subparagraph (ii) or (iii), above, but within the three-month or twelve-month period described in subparagraph (ii) or (iii), above, the options granted under the Plan shall be exercisable until the expiration of twelve months following the Optionee's death, but only to the extent the option was exercisable on the date of the cessation of the Optionee's employment. During such extended period, the option may be exercised by the person or persons to whom the deceased Optionee's rights under the Option Agreement shall pass by will or by the laws of descent and distribution. The provisions of this subparagraph (iv) shall apply to any outstanding options which are incentive stock options to the extent permitted by Sections 421 and 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the death of the Optionee, be treated for all purposes of the Plan as nonstatutory stock options and shall be exercisable as such as provided in this subparagraph (iv).

            In no event shall any option be exercisable beyond the applicable exercise period determined pursuant to Section 5(b) of the Plan. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or Subsidiary to terminate his employment at any time.

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            (e) Nontransferability of Options. Except as otherwise set forth herein, during the lifetime of an Optionee, options held by such Optionee shall be exercisable only by him, and no option shall be transferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its absolute discretion, may grant nonstatutory stock options that may be transferred without consideration, in whole or in part, by the Optionee to (i) the Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Optionee's household (other than a tenant or employee) ("Family Members"); (ii) a trust in which Family Members have more than 50% of the beneficial interest; (iii) a foundation in which Family Members (or the Optionee) control the management of assets; or (iv) any other entity in which Family Members (or the Optionee) own more than 50% of the voting interests. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferee and the transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. The provisions of the Plan, including, but not limited to, those set forth in Section 5(b) and (d), shall continue to apply with respect to the Optionee and the option shall be exercisable by the transferee only to the extent and for the periods specified herein and in any applicable option agreement. The Optionee shall remain subject to withholding taxes upon exercise of any transferred option by the transferee.

            (f) Adjustments for Change in Stock Subject to Plan. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company, unless the Committee should determine otherwise, corresponding adjustments automatically shall be made to the number and kind of shares available for issuance under this Plan, the number and kind of shares covered by outstanding options under this Plan, and the exercise price per share for outstanding options. In addition, the Committee may make such other adjustments as it determines to be equitable.

            (g) Acceleration of Exercisability of Options Upon Occurrence of Certain Events. In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company, all outstanding options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by
      Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause
      (i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such

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      as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option determined pursuant to Sections 5(b) and 5(d).

            (h) Registration, Listing and Qualification of Shares of Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

            (i) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

            (j) Reload Options. If upon the exercise of an option granted under the Plan (the "Original Option") the Optionee pays the purchase price for the Original Option pursuant to Section 5(c) in whole or in part in shares of Stock owned by the Optionee for at least six months, the Company shall grant to the Optionee on the date of such exercise an additional option under the Plan (the "Reload Option") to purchase that number of shares of Stock equal to the number of shares of Stock so held for at least six months transferred to the Company in payment of the purchase price in the exercise of the Original Option. The price at which each share of Stock covered by the Reload Option may be purchased shall be the market value per share of Stock (as specified in Section 5(c)) on the date of exercise of the Original Option. The Reload Option shall not be exercisable until one year after the date the Reload Option is granted or after the expiration date of the Original Option. Upon the payment of the purchase price for a Reload Option granted hereunder in whole or in part in shares of Stock held for more than six months pursuant to Section 5(c), the Optionee is entitled to receive a further Reload Option in accordance with this Section 5(j). Shares of Stock covered by a Reload Option shall not reduce the number of shares of Stock available under the Plan pursuant to
      Section 3.

      6. Additional Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan which constitute "incentive stock options" within the meaning of Section 422 of the Code to eligible employees of the Company and its "subsidiary corporations" within the meaning of Section 424(f) of the Code, provided, however, that the aggregate market value of the Stock (determined as of the date the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000 or such other limitation set forth in Section 422(d) of the Code.

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      7. Effectiveness of Plan. The Plan became effective when it was adopted and approved by the Board of Directors and the stockholders of the Company on October 9, 1997. The Plan was amended and restated effective as of December 3, 1998 and again amended and restated effective as of June 8, 1999; provided, however, that the amendments to Section 5(e) contained in the June 8, 1999 restatement also shall apply to all outstanding nonstatutory stock options under the Plan as of June 8, 1999. This amendment and restatement of the Plan shall be effective as of June 5, 2000, subject to approval by the stockholders of the Company at the 2000 Annual Meeting of Stockholders.

      8. Amendment and Termination. The Board of Directors may at any time amend the Plan or the terms of any option outstanding under the Plan; provided, however, that, except as contemplated in Section 5(f), the Board of Directors shall not, without approval by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a proposal to amend the Plan is voted upon, (i) increase the maximum number of shares of Stock for which options may be granted under the Plan, or (ii) except as otherwise provided in the Plan, amend the requirements as to the class of employees eligible to receive options. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated, the Plan shall terminate, and no option shall be granted hereunder after, October 9, 2007. No amendment or termination of the Plan or any option outstanding under the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

      9. Withholding. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an option that the Optionee (or any beneficiary or person entitled to act under Section 5(d) hereof) remit to the Company, or make arrangements satisfactory to the Company to pay through payroll withholding or otherwise, such amount as may be requested by the Company to meet any federal, state or local tax withholding obligations with respect to such exercise. If the amount requested is not paid, the Company may refuse to issue such shares of Stock.

      10. Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

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